EX-99.906CERT

                                 CERTIFICATIONS
                                 --------------

R. Alan  Medaugh,  Chief  Executive  Officer,  and  Stephen V.  Killorin,  Chief
Financial   Officer,   of  North  American   Government  Bond  Fund,  Inc.  (the
"Registrant"), each certify to the best of his knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2007 (the "Form N-CSR") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER                     CHIEF FINANCIAL OFFICER

North American Government                   North American Government
Bond Fund, Inc.                             Bond Fund, Inc.

/s/ R. Alan Medaugh                         /s/ Stephen V. Killorin
-----------------------------------         -----------------------------------
R. Alan Medaugh, President                  Stephen V. Killorin, Treasurer

Date: January 3, 2008                       Date: January 3, 2008

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, OR OTHER DOCUMENT AUTHENTICATING, ACKNOWLEDGING OR OTHERWISE ADOPTING THE SIGNATURE THAT APPEARS IN TYPED FORM WITHIN THE ELECTRONIC VERSION OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906, HAS BEEN PROVIDED TO NORTH AMERICAN GOVERNMENT BOND FUND, INC. AND WILL BE RETAINED BY NORTH AMERICAN GOVERNMENT BOND FUND, INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.